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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 22, 2000


                                    eFax.com
             (Exact name of registrant as specified in its charter)


          Delaware                     000-22561                77-0182451
(State or other jurisdiction     (Commission File No.)        (IRS Employer
      of incorporation)                                     Identification No.)

                                1378 Willow Road
                          Menlo Park, California 94025
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (650) 324-0600


                            -------------------------
          (Former name or former address, if changed since last report)



Item 5. Other Events

     EFax.com has adjourned until 10:00 a.m. on November 29, 2000 its Special Meeting of stockholders originally scheduled for November 22, 2000. At the Special Meeting, the eFax.com stockholders will consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 13, 2000, among JFAX.COM, Inc. (currently doing business as j2 Global Communications, Inc. ("j2 Global"), JFAX.COM Merger Sub, Inc., a wholly-owned subsidiary of j2 Global, and eFax.com (the "Merger Agreement"), pursuant to which JFAX.COM Merger Sub will merge (the "Merger") with and into eFax.com and eFax.com will survive the Merger as a wholly-owned subsidiary of j2 Global.

     The adjourned Special Meeting will be held at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028. j2 Global will also hold its Annual Meeting to approve the issuance of shares of its common stock in connection with the Merger at 10:00 a.m. on November 29, 2000 at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028.

     eFax.com adjourned the Special Meeting because of its inability to obtain a quorum for the meeting. Approximately 98% of the proxies which have been received by eFax.com have been voted in favor of approving the Merger Agreement.

     A copy of a press release dated November 22, 2000, regarding the announced adjournment by JFAX.COM, Inc. and eFax.com of their respective stockholder meetings relating to their proposed merger is attached hereto as Exhibit 99.1.


Item 7.  Financial Statement and Exhibits

(c)  Exhibits
     --------
       99.1 Press Release, dated November 22, 2000, regarding the announced adjournment by JFAX.COM, Inc. and eFax.com of their respective stockholder meetings relating to their proposed merger.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     EFAX.COM


November 27, 2000                        By:     /s/ TODD J. KENCK
                                             ---------------------------
                                                    Todd J. Kenck
                                               Vice President of Finance
                                              and Chief Financial Officer



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